UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 4, 2006

GLOBALNET CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-24962	75-2863583
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2616 South Loop West, Suite 660, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (832) 778-9591

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01	Other Events

Wood Resignation

On August 4, 2006, Mark Wood resigned as an executive officer and director of GlobalNet Corporation (the “Company”). The Company and Mr. Wood intend to enter a definitive separation agreement. Further, Mr. Wood may provide consulting services for the Company going forward.

August 2006 Financing

To obtain funding for working capital, the Company entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) on May 25, 2006 for the sale of (i) $1,200,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 100,000,000 shares of our common stock.

On May 25, 2006, the Investors purchased $325,000 in Notes and received Warrants to purchase 50,000,000 shares of the Company’s common stock. On June 28, 2006, the Investors purchased $300,000 in Notes. On August 4, 2006, the Investors purchased $240,000 in Notes. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, on the final business day of each month, or such other date mutually acceptable to the Company and the Investors, the Company will issue to the Investors and the Investors will purchase an additional agreed upon amount of Notes and Warrants until the remaining $335,000 in Notes are purchased.

The Notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of (i) $0.03 or (ii) 20% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date (the “Variable Conversion Price”). As of August 8, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0001 and, therefore, the Variable Conversion Price for the secured convertible notes was $.00002. Based on this conversion price, the aggregate notes issued to date under the Agreement in the amount of $865,000 excluding interest, were convertible into 43,250,000,000 shares of our common stock.

The Company's Articles of Incorporation currently allow for issuance of a maximum of 20,000,000,000 shares of common stock. Currently, the Company has approximately 11,800,000,000 shares outstanding (including conversions of Previous Notes during calendar year 2006 of approximately 3,100,000,000 common shares), leaving an unissued balance of authorized shares that is not sufficient to service the maximum requirements of all of its convertible securities. In the event we are unable to obtain an increase in our authorized common stock, we will be required to repay the convertible debenture and we will be subject to penalties associated with such failure to deliver shares of common stock upon conversion of the debentures as well as prepayment penalties. In addition, the Investors, which have a secured lien on all of our assets and intellectual property, would be entitled to foreclose on our assets and intellectual property. In the event that the foregoing were to occur, significant adverse consequences to the Company would be reasonably anticipated. Although no notice of default has been received from the Investors, all previous notes with the Investors are in default under numerous covenants.

We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $0.10 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until seven years from the date of issuance at an exercise price of $0.0002 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on $865,000 in face amount of Notes issued to the Investors in connection with this offering.   The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.    In addition, the Company is also obligated on approximately $10,500,000 in face amount of callable secured convertible notes issued to the Investors (the “Previous Notes”). Certain of the Company's debt instruments originated in periods prior to August 2004; accordingly, such debt instruments may be converted to common stock which may be sold pursuant to Rule 144(k). The Previous Notes are also convertible at the Variable Conversion Price.

The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Assuming full funding occurs under the Agreement, the Company will nonetheless continue to lack a committed long-term defined funding source. Full funding under the Agreement will meet only the Company’s near-term cash needs, and would be insufficient to fund operations through the end of the year.

Audit and Other Update

As disclosed on the Company’s Current Report on Form 8-K, dated July 27, 2006, the Company reported that certain additional material accounting, disclosure and internal control issues had been noted. The Company reported that these additional material accounting, disclosure and internal control issues would require further research, and additional material accounting adjustments might result from conclusion of this review. The Company’s review of these items is ongoing.

In discussions with the Company’s independent public auditor, certain internal control deficiencies could, under certain conditions, result in the inability to complete the audit. These internal control deficiencies include, but are not limited to:

•	inadequate retained records for the early periods under audit;
•	fixed asset acquisition and disposition recordation and control deficiencies;
•	payroll and other tax compliance issues;
•	contract administration control issues; and
•	travel and entertainment control and documentation issues.

As a result of these additional issues, the time and expense associated with the Company’s audit process will be significantly greater than previously anticipated. The Company currently believes that its operational cash needs will approximate $160,000 per month on an ongoing basis, with an additional minimum total estimate of $250,000 for all audit and audit related costs. Under certain conditions and with lender approval, the Company will consider  sales of excess equipment to assist in funding these cash requirements. To the extent that operational monthly cash needs have been reduced, the reductions are sourced in cost reductions as opposed to revenue or margin enhancement.

As previously reported, the Company does not have a committed long-term defined funding source, and there is no assurance that the Company’s funding needs will be met, or met on terms and conditions acceptable to the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement dated May 25, 2006 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.2	Form of Callable Secured Convertible Note (1)

4.3	Form of Stock Purchase Warrant (1)

4.4	Form of Callable Secured Convertible Note dated June 28, 2006 (2)

4.5	Form of Registration Rights Agreement by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (1)

4.6	Form of Callable Secured Convertible Note dated August 4, 2006
__________________________________________

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities Exchange Commission on June 1, 2006.
(2) Incorporated by reference to the Form 8-K Current Report filed with the Securities Exchange Commission on July 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALNET CORPORATION

Date: August 9, 2006	By:	/s/Thomas P. Dunn
Name: Thomas P. Dunn
Title: Chief Financial Officer